EXHIBIT 99.1

April 12, 2005

FOR IMMEDIATE RELEASE

                   PLIANT CORPORATION TO HOLD CONFERENCE CALL

                      FIRST QUARTER 2005 FINANCIAL RESULTS

     SCHAUMBURG, IL - - Harold Bevis, President and CEO of Pliant Corporation, announced today that he will host a conference call to discuss the Company's First Quarter 2005 operating results and to answer questions about the business. The call will take place at 2:00 P.M. EASTERN STANDARD TIME on WEDNESDAY, MAY 11, 2005.

     Participants in the United States can access the conference call by calling 888-316-9406, using the access code PLIANT, or internationally by calling 210-839-8500 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

     Following the call's completion, an audio web replay will be available on the company's website: www.pliantcorp.com.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 25 manufacturing and research and development facilities around the world, and employs approximately 3,015 people.

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CONTACT:
Joe Kwederis
SVP of Finance
Joe.kwederis@pliantcorp.com
Phone: 847-407-5117
Company Web Site: www.pliantcorp.com